UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

ASCEND WELLNESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

174 NJ-17

Rochelle Park, NJ 07662

(Address of principal executive offices)

(646) 661-7600

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of June 24, 2026, the Board of Directors (the “Board”) of Ascend Wellness Holdings, Inc., a Delaware corporation (the “Company”) amended and restated the Company’s bylaws (as so amended and restated, the “Amended and Restated Bylaws”) to reduce the requisite quorum at all meetings of stockholders for the transaction of business from the holders of a majority to the holders of one third (1/3) of the Company’s voting power of stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, unless otherwise required by applicable law or the Company’s certificate of incorporation.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Ascend Wellness Holdings, Inc. (effective as of June 24, 2026)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

June 25, 2026	/s/ Roman Nemchenko
Roman Nemchenko
Chief Financial Officer
(Principal Financial Officer)